Exhibit No. 99.1

FOR IMMEDIATE RELEASE	For More Information Contact:
Mark A. Roberts
Executive Vice President & CFO
(413) 787-1700

UNITED FINANCIAL BANCORP REPORTS THIRD QUARTER 2011

EARNINGS OF $3.1 MILLION, OR $0.20 PER DILUTED SHARE

ANNOUNCES QUARTERLY DIVIDEND PAYMENT OF $0.09 PER SHARE

WEST SPRINGFIELD, MA— October 21, 2011—United Financial Bancorp, Inc. (the “Company”) (NASDAQ Global Select Market: UBNK), the holding company for United Bank (the “Bank”), reported net income of $3.1 million, or $0.20 per diluted share, for the third quarter of 2011 compared to net income of $2.7 million, or $0.18 per diluted share, for the corresponding period in 2010. For the nine months ended September 30, 2011, net income was $8.2 million, or $0.54 per diluted share, compared to net income of $7.4 million, or $0.48 per diluted share, for the same period in 2010. The Company also announced a quarterly cash dividend of $0.09 per share, payable on December 6, 2011 to shareholders of record as of November 14, 2011.

“Despite a challenging economic environment, a very competitive local market and loan pricing pressures, we are able to report solid third quarter results,” commented Richard B. Collins, President and Chief Executive Officer. “During the quarter we continued to implement strategies to grow our market share, improve our financial performance and enhance shareholder value.”

Earnings Summary

•

Net interest income increased $232,000, or 2%, to $13.4 million for the third quarter of 2011 driven by growth in average interest-earning assets, offset in part by net interest margin compression. Total average interest-earning assets increased $56.8 million, or 4%, to $1.504 billion reflecting growth in investment securities and loan balances. Net interest margin declined 8 basis points to 3.56% for the three months ended September 30, 2011 compared to the previous year reflecting the downward re-pricing of certain fixed rate loans and investments as a result of the lower interest rate environment. The lower yield on earning assets was partially offset by lower funding costs.

•

Non-interest income increased $320,000, or 15%, to $2.4 million for the three months ended September 30, 2011. Excluding a $33,000 impairment charge on a security in 2011 and an $189,000 loss on sales of securities in 2010, non-interest income would have increased $164,000, or 7%, compared to the same period last year. The growth in non-interest income was primarily due to an increase of $128,000, or 38%, in bank owned life insurance income reflecting the purchase of additional insurance in May 2011 and an increase of $125,000, or 10%, in fee income on depositor’s accounts driven by higher ATM and debit card fees. These positive results were partially reduced by lower gains from sales of loans.

•

Non-interest expense increased $545,000, or 5%, to $11.0 million for the three months ended September 30, 2011 from $10.5 million in the same period last year. Other expenses increased $371,000, or 29%, primarily as a result of higher levels of other real estate owned costs and write-downs of mortgage servicing rights. Non-interest expenses for the third quarter of 2011 also include write-downs of an investment in a low income housing tax credit fund totaling $232,000. Professional services costs increased $142,000, or 33%, mainly due to higher legal expenses incurred in connection with litigation, which was settled favorably during the third quarter of 2011. Salaries and benefits increased $57,000, or 1%, primarily due to annual wage increases and staffing costs related to the new loan production office opened in 2011, offset to a large extent by lower stock-based compensation expense as a result of the full vesting of August 2006 awards and an increase in deferred origination expenses related to higher loan origination volume. These items were partially offset by a $128,000, or 35%, decrease in FDIC premium expense, which reflects the positive impact of the new assessment calculation that became effective on April 1, 2011.

•

Income taxes decreased $401,000, or 29%, to $986,000 for the three months ended September 30, 2011 from $1.4 million in the same period last year primarily due to a lower effective tax rate. The Company’s effective tax rate decreased from 34% in the third quarter of 2010 to 24% for the third quarter of 2011 largely as a result of tax credits from an investment in a low income housing fund and an increase in tax exempt municipal investment income in 2011.

Balance Sheet Activity

•

Total assets increased $21.7 million, or 1%, to $1.607 billion at September 30, 2011 from December 31, 2010 reflecting growth in loans, investment securities and bank-owned life insurance, offset in part by declining cash balances.

•	Investment securities grew $16.6 million, or 5%, to $354.9 million at September 30, 2011 due to the use of excess cash to fund additional purchases of agency mortgage-backed securities.

•

Total loans increased by $44.6 million, or 4%, to $1.119 billion at September 30, 2011 as a result of an increase in net origination activity in the residential real estate, commercial real estate and commercial portfolios reflecting business development efforts, competitive products and pricing and the establishment of a loan production office in Beverly, Massachusetts during the second quarter of 2011.

•	Cash and cash equivalents decreased $54.3 million, or 65%, to $28.7 million at September 30, 2011 as excess cash was used to fund investment security purchases and pay down maturing FHLB advances.

•

Total deposits increased $56.3 million, or 5%, to $1.2 billion at September 30, 2011 reflecting growth of $88.4 million, or 13%, in core account balances, offset in part by a decrease of $32.1 million, or 7%, in certificates of deposit. Core deposit balances were $769.0 million, or 64% of total deposits, at September 30, 2011 compared to $680.7 million, or 60% of total deposits, at December 31, 2010.

•	Long-term debt decreased $40.2 million, or 23% to $133.2 million at September 30, 2011 mainly due to the use of excess cash balances to retire maturing FHLB advances.

Credit Quality & Reserve Coverage

•

Non-performing assets totaled $13.7 million, or 0.85% of total assets, at September 30, 2011 compared to $11.0 million, or 0.69% of total assets, at December 31, 2010. The increase of $2.7 million in non-performing assets was due to several new non-accrual loans and other real estate owned properties.

•

At September 30, 2011, the ratio of the allowance for loan losses to total loans was 0.96% compared to 0.93% at December 31, 2010. Excluding the impact of loans acquired from CNB and other financial institutions totaling $175.5 million at September 30, 2011 and $231.2 million at December 31, 2010, the ratio of the allowance for loan losses to total loans would have been 1.14% at September 30, 2011 and 1.18% at December 31, 2010. Net charge-offs totaled $1.5 million, or 0.18% of average loans outstanding (annualized), for the nine months ended September 30, 2011 as compared to net charge-offs of $1.2 million, or 0.14% of average loans outstanding (annualized), for the same period in 2010.

Capital and Liquidity

•

The Company remains well capitalized with a tangible equity-to-tangible assets ratio of 13.63% at September 30, 2011. During the third quarter of 2011, the Company repurchased 309,800 shares at an average cost of $14.93 under the current plan approved in October, 2010.

•

At September 30, 2011, the Company continued to have considerable liquidity including significant unused borrowing capacity at the Federal Home Loan Bank and the Federal Reserve Bank as well as access to funding through the repurchase agreement and brokered deposit markets.

United Financial Bancorp, Inc. is a publicly owned corporation and the holding company for United Bank, a federally chartered bank headquartered at 95 Elm Street, West Springfield, MA 01090. The Company’s common stock is traded on the NASDAQ Global Select Market under the symbol UBNK. As of September 30,

2011, the Company had total consolidated assets of $1.6 billion. United Bank provides an array of financial products and services through its 16 branch offices and two express drive-up branches in the Springfield region of Western Massachusetts and six branches in the Worcester region of Central Massachusetts. The bank also operates a loan production office located in Beverly, Massachusetts. Through its Wealth Management Group, the Bank offers access to a wide range of investment and insurance products and services, as well as financial, estate and retirement strategies and products. For more information regarding the Bank’s products and services and for United Financial Bancorp, Inc. investor relations information please visit www.bankatunited.com or on Facebook at facebook.com/bankatunited.

Except for the historical information contained in this press release, the matters discussed may be deemed to be forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties, including changes in economic conditions in the Company’s market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company’s market area, competition, and other risks detailed from time to time in the Company’s SEC reports. Actual strategies and results in future periods may differ materially from those currently expected. These forward-looking statements represent the Company’s judgment as of the date of this release. The Company disclaims, however, any intent or obligation to update these forward-looking statements.

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CONDITION

(Dollars in thousands, except per share amounts)

	September 30, 2011	December 31, 2010	September 30, 2010
	(unaudited)	(audited)	(unaudited)
Assets
Cash and cash equivalents	$28,749	$83,069	$53,622
Investment securities	354,892	338,327	303,203
Loans held for sale	522	—	1,020

Loans:
Residential mortgages	319,157	295,721	307,467
Commercial mortgages	440,521	427,994	433,250
Construction loans	28,928	27,553	35,522
Commercial loans	176,188	165,335	161,482
Home equity loans	138,060	138,290	140,382
Consumer loans	15,887	19,218	20,313

Total loans	1,118,741	1,074,111	1,098,416

Net deferred loan costs and fees	2,133	2,073	2,308
Allowance for loan losses	(10,741)	(9,987)	(9,945)

Loans, net	1,110,133	1,066,197	1,090,779

Federal Home Loan Bank of Boston stock, at cost	15,365	15,365	15,365
Other real estate owned	2,490	1,536	1,200
Deferred tax asset, net	9,579	11,029	11,732
Premises and equipment, net	16,488	15,565	15,454
Bank-owned life insurance	40,264	29,180	28,844
Goodwill	8,192	8,192	7,981
Other intangible assets	805	975	987
Other assets	19,079	15,442	14,706

Total assets	$1,606,558	$1,584,877	$1,544,893

Liabilities and Stockholders’ Equity

Deposits:
Demand	$191,829	$175,996	$171,022
NOW	44,544	40,922	39,361
Savings	243,125	203,165	193,868
Money market	289,545	260,573	257,184
Certificates of deposit	430,523	462,645	448,182

Total deposits	1,199,566	1,143,301	1,109,617

Short-term borrowings	24,632	21,029	15,993
Long-term debt	133,157	173,307	175,137
Subordinated debentures	5,516	5,448	5,425
Escrow funds held for borrowers	2,221	1,899	2,025
Due to broker	700	3,002	—
Capitalized lease obligations	4,909	5,011	5,044
Accrued expenses and other liabilities	9,101	9,304	9,617

Total liabilities	1,379,802	1,362,301	1,322,858

Stockholders’ Equity:
Preferred stock, par value $0.01 per share, authorized 50,000,000 shares; none issued	—	—	—
Common stock, par value $0.01 per share; authorized 100,000,000 shares; shares issued: 18,706,933 at September 30, 2011, December 31, 2010 and September 30, 2010	187	187	187
Additional paid-in capital	182,122	180,322	179,731
Retained earnings	87,358	82,899	81,425
Unearned compensation	(10,233)	(10,750)	(10,923)
Accumulated other comprehensive income, net of taxes	7,076	4,858	5,720
Treasury stock, at cost (2,916,427 shares at September 30, 2011, 2,597,827 shares at December 31, 2010 and 2,536,789 shares at September 30, 2010)	(39,754)	(34,940)	(34,105)

Total stockholders’ equity	226,756	222,576	222,035

Total liabilities and stockholders’ equity	$1,606,558	$1,584,877	$1,544,893

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED INCOME STATEMENTS

(Amounts in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(unaudited)		(unaudited)
Interest and dividend income:
Loans	$14,529	$15,406	$43,719	$46,267
Investments	3,249	2,972	9,827	9,386
Other interest-earning assets	22	17	100	35

Total interest and dividend income	17,800	18,395	53,646	55,688

Interest expense:
Deposits	3,014	3,501	9,505	10,383
Borrowings	1,387	1,727	4,569	5,355

Total interest expense	4,401	5,228	14,074	15,738

Net interest income before provision for loan losses	13,399	13,167	39,572	39,950

Provision for loan losses	750	750	2,231	1,933

Net interest income after provision for loan losses	12,649	12,417	37,341	38,017

Non-interest income:
Fee income on depositors’ accounts	1,420	1,295	4,085	4,006
Wealth management income	248	198	702	503
Income from bank-owned life insurance	468	340	1,192	1,026
Net gain on sales of loans	51	212	124	409
Net gain (loss) on sales of securities	—	(189)	1	(189)
Impairment charges on securities	(33)	—	(92)	(145)
Other income	269	247	771	749

Total non-interest income	2,423	2,103	6,783	6,359

Non-interest expense:
Salaries and benefits	6,178	6,121	18,861	18,167
Occupancy expenses	823	830	2,472	2,557
Marketing expenses	339	399	1,421	1,581
Data processing expenses	961	1,023	2,933	3,049
Professional fees	573	431	1,641	1,330
Acquisition related expenses	—	—	—	1,148
FDIC insurance assessments	237	365	811	1,105
Low income housing tax credit fund	232	—	627	—
Other expenses	1,658	1,287	4,578	4,168

Total non-interest expense	11,001	10,456	33,344	33,105

Income before income taxes	4,071	4,064	10,780	11,271

Income tax expense	986	1,387	2,576	3,910

Net income	$3,085	$2,677	$8,204	$7,361

Earnings per share:
Basic	$0.21	$0.18	$0.55	$0.48
Diluted	$0.20	$0.18	$0.54	$0.48

Weighted average shares outstanding:
Basic	14,952	15,132	14,998	15,395
Diluted	15,207	15,224	15,258	15,467

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

SELECTED DATA AND RATIOS (unaudited)

(Dollars in thousands, except per share amounts)

	At or For The Quarters Ended
	Sep. 30 2011		Jun. 30 2011		Mar. 31 2011		Dec. 31 2010		Sep. 30 2010

Operating Results:
Net interest income	$13,399		$13,382		$12,791		$12,961		$13,167
Loan loss provision	750		673		808		352		750
Non-interest income	2,423		2,211		2,149		2,357		2,103
Non-interest expense	11,001		11,403		10,940		10,736		10,456
Net income	3,085		2,690		2,429		2,671		2,677

Performance Ratios (annualized):
Return on average assets	0.77%		0.67%		0.62%		0.69%		0.70%
Return on average equity	5.41%		4.76%		4.36%		4.80%		4.80%
Net interest margin	3.56%		3.55%		3.42%		3.53%		3.64%
Non-interest income to average total assets	0.60%		0.55%		0.54%		0.61%		0.55%
Non-interest expense to average total assets	2.74%		2.85%		2.77%		2.76%		2.73%
Efficiency ratio	69.61	%(1)	73.09	%(1)	73.34	%(1)	70.86	%(1)	68.58	%(1)

Per Share Data:
Diluted earnings per share	$0.20		$0.18		$0.16		$0.18		$0.18
Book Value Per Share	$14.36		$14.15		$13.92		$13.82		$13.73
Tangible book value per share	$13.79	(2)	$13.58	(2)	$13.35	(2)	$13.25	(2)	$13.18	(2)
Market price at period end	$13.69		$15.43		$16.51		$15.27		$13.51

Risk Profile
Equity as a percentage of assets	14.11%		14.15%		14.01%		14.04%		14.37%
Tangible equity as a percentage of tangible assets	13.63	%(2)	13.66	%(2)	13.51	%(2)	13.54	%(2)	13.87	%(2)
Net charge-offs to average loans outstanding (annualized)	0.23%		0.18%		0.12%		0.11%		0.19%
Non-performing assets as a percent of total assets	0.85%		0.77%		0.62%		0.69%		0.83%
Non-performing loans as a percent of total loans, gross	1.00%		0.86%		0.76%		0.88%		1.06%
Allowance for loan losses as a percent of total loans, gross	0.96	%(3)	0.96	%(3)	0.95	%(3)	0.93	%(3)	0.90	%(3)
Allowance for loan losses as a percent of non-performing loans	96.22%		112.01%		125.20%		105.86%		85.30%

Average Balances
Loans	$1,113,672		$1,103,305		$1,090,796		$1,091,756		$1,091,859
Securities	358,929		356,479		341,804		310,024		298,335
Total interest-earning assets	1,503,940		1,509,438		1,493,946		1,470,127		1,447,147
Total assets	1,605,844		1,602,767		1,579,048		1,555,266		1,533,489
Deposits	1,186,530		1,179,166		1,145,296		1,115,775		1,095,764
FHLBB advances	132,544		138,215		147,880		153,965		155,987
Stockholders’ Equity	228,278		226,279		223,067		222,749		222,995

Average Yields/Rates (annualized)
Loans	5.22%		5.33%		5.31%		5.60%		5.64%
Securities	3.62%		3.80%		3.73%		3.68%		3.98%
Total interest-earning assets	4.73%		4.80%		4.74%		4.94%		5.08%

Savings accounts	0.71%		0.76%		0.77%		0.87%		0.86%
Money market/NOW accounts	0.64%		0.70%		0.71%		0.84%		0.86%
Certificates of deposit	1.91%		1.99%		2.06%		2.16%		2.21%
FHLBB advances	3.26%		3.60%		3.52%		3.62%		3.61%
Total interest-bearing liabilities	1.50%		1.61%		1.68%		1.83%		1.85%

(1)	Excludes gains/losses on sales of securities and loans and impairment charges on securities.
(2)	Excludes the impact of goodwill and other intangible assets of $9.0 million at September 30, 2011 and $9.2 at June 30, 2011, March 31, 2011 and December 31, 2010, and $9.0 million at September 30, 2010.
(3)	Excluding acquired loans of $156.2 million, $168.6 million, $178.7 million, $209.8 million and $219.9 million and loans purchased from other financial institutions of $19.3 million, $20.8 million, $21.1 million, $21.4 million and $21.8 million at September 30, 2011, June 30, 2011, March 31, 2011, December 31, 2010, and September 30, 2010, respectively, allowance for loan losses as a percent of total loans, gross would have been 1.14%, 1.16%, 1.17%, 1.18%, and 1.16% for the quarters ended September 30, 2011, June 30, 2011, March 31, 2011, December 31, 2010 and September 30, 2010, respectively.